SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this "Agreement") dated this ___th day of March, 2007 by and amongst;

1. FUSION TELECOMMUNICATIONS INTERNATIONAL INC., a company incorporated under the Laws of the United States of America, presently having its registered office at 420, Laxington Avenue, Suite 518, New York 10170, hereinafter referred to as the party of the first part, seller or "FUSION" (which expressions shall, unless repugnant to the context or meaning thereof, be deemed to mean and include its successors and assigns); AND

2. KARUTURI NETWORKS LIMITED, a limited company incorporated under the Indian Companies Act, 1956 and having its registered office at "204, Embassy Centre, 11, Crescent Road, Bangalore 560001, Karnataka, hereinafter referred to as "Purchaser" or "KARUTURI" (which expression shall, unless repugnant to the context or meaning thereof, be deemed to mean and include its successors, affiliates and assigns) of the second part

WHEREAS

(A) Estel Communications Pvt. Limited, is a company incorporated under the Companies Act, 1956 and has its registered office at B-115, Sarvodaya Enclave, New Delhi 110017 (hereinafter referred to as the "Company"). The Company is a Private limited Company engaged in the business of rendering "A" Category ISP and VoIP Services under the licence No. 820-458/2000 LR dated 14th July 2000 duly modified by Licence No. 820-458/2002 dated 8th April 2002 issued by the Department of Telecommunications, New Delhi;

(B) For diverse reasons, the Seller, who is a valid, legal and beneficial owner of 7,410,300 fully paid equity shares having face value of Rs.74,103,000/-(Indian Rupees seventy four millions one hundred and three thousands only) out of the total issued, subscribed and paid-up capital of the Company of Rs. 1,51,241,000/- comprising 1,51,24,100 fully paid equity shares of a face value of Rs. 10/-, aggregating to approx.49% of the total paid-up equity share capital of the Company, is desirous of selling the same to the Purchaser and relying on the representations and warranties by the Seller, the Purchaser has agreed to acquire the Shares for the Purchase Consideration (as defined herein) in the manner and on the terms & conditions set forth in this Agreement;

(C) The Purchaser has conducted a due diligence in respect of the Company and its business and has fully satisfied itself to go ahead with the underlying transaction pursuant to this agreement;

(D) The Parties are entering into this Agreement on the basis of the terms and conditions recorded herein. The Shares are held by the Seller and the transfer thereof will be effected on the Seller by executing valid share transfer forms.

(E) Fusion has appointed M/s. Wakhariya & Wakhariya, Attorneys, __________, Mumbai to be their Escrow Agent for closing this transaction on their behalf by handing over all the relevant documents in original to the Buyer against receipt of payment to the satisfaction of the Escrow Agent.

IT IS AGREED BY AND BETWEEN THE PARTIES AS UNDER:

1.2 Interpretation

(a) Heading and bold typeface are only for convenience and shall not affect the construction or interpretation of this Agreement.

(b) Unless the context of this Agreement otherwise requires:

(i) words using the singular or plural number also include the plural or singular number, respectively;

(ii) the terms "hereof", "herein", "hereby", "hereto" and derivative or similar words refer to this entire Agreement or specified Sections of this Agreement, as the case may be;

(iii) the term "Section" refers to the specified Section of this Agreement;

(iv) reference to any legislation or law or to any provision thereof shall include references to any such law as it may, after the date hereof, from time to time, be, amended, supplemented or re-enacted, and any reference to statutory provision shall include any subordinate legislation rules and regulation framed thereunder made from time to time under that provision;

(v) reference to the word "include" shall be construed without limitation;

(vi) time is of the essence in the performance of the Parties' respective obligations. If any time period specified herein is extended, such, extended time shall also be of the essence;

(vii) words and expressions used herein, but not defined shall have the same meaning respectively assigned to them in the Act, and the Depositories Act, 1996 in so far as the context so admits; and

2. SALE OF SHARES

2.1 Subject to the terms and conditions of this Agreement, and in consideration for the payment of the Purchase Consideration in US Dollars equivalent of Rs. 19,933,707/-, the Seller shall sell and transfer to the Purchaser, on the Closing Date as referred to in section 3, the Shares referred to in section B above and the Purchaser shall purchase the same, on the basis of the terms, conditions and representations and warranties made by the Parties to each other and on the basis that the said representations and warranties are true, correct and valid as on the date hereof.

2.2 The transaction of sale and purchase of the Shares underlying this agreement, shall be completed through Escrow Arrangement set up by Fusion through their authorized representative M/s. Wakhariya & Wakhariya, , Attorneys at Mumbai, wherein the following documents viz.:

(a) respective share certificates accompanied with the duly executed share transfer deeds.

(b) Fusion's Board Resolution authorizing sale of shares.

(c) Resignation Letters of Fusion's nominee directors on the Board of the Company even though they shall cease to be Directors simultaneously with the transfer of shares since with the sale of 100% share holding of Fusion their right to nominate directors under the Joint Venture arrangement will cease to exist and the Joint Venture arrangement will automatically stand terminated and become null and void

(d) and such other documents as are required to consummate the transaction underlying this agreement,

will be kept in escrow with M/s. Wakhariya & Wakhariya, . Upon the Seller executing the relevant documents/forms in favour of the Purchaser as referred above and delivery thereof to the Purchaser upon receipt of the purchase consideration by the Escrow Agent, the obligations of the Seller with respect to the transfer of the Shares shall stand discharged.

2.3 The Seller hereby waive its rights under all subsisting shareholders agreements (as amended from time to time) to enable transfer of Shares to the Purchaser. Upon closing, all the subsisting shareholders agreements (as amended from time to time) shall stand terminated and seller shall have no rights whatsoever against other shareholders and/or against the Company with respect to the Shares.

2.4 It is agreed that the Purchaser shall make remittance of the purchase consideration as referred in section 2.5 below to Fusion through the bank nominated by their Escrow Agent and upon confirmation of receipt of the same by such bank to Escrow Agent, M/s. Wakhariya & Wakhariya shall deliver such documents kept in escrow arrangement to the Purchaser.

2.5 As consideration for the transfer of the Sale Shares, on the Closing Date i.e. on the date of signing of this Agreement, the Purchaser shall pay to the Seller amount in USD equivalent to Rs.19,933,707/- (Rupees Nineteen millions nine hundred thirty three thousands seven hundred and seven only) (the "**Purchase Consideration**") through Escrow Arrangement's nominated Bank account in the manner set out hereinabove. The payment of the Purchase Consideration to the Seller shall constitute full, final and complete discharge of the obligation of the Purchaser with

respect to payment of the Purchase Consideration for the Sale Shares.

3. CLOSING

(a) The closing shall take place with the execution of this Agreement (the "**Closing Date**") at New Delhi at the registered office of the Company.

(b) All transactions contemplated by this Agreement to be consummated at Closing Date shall be deemed to occur simultaneously.

(c) At closing, the Parties shall do the following:

(i) The Purchaser shall wire transfer the purchase consideration to the Fusion's Escrow Agent nominated Bank. The Seller shall confirm the receipt of purchase consideration to its authorized nominee who in turn will deliver the documents set out in section 2.2 above in consideration of the amounts set out in section 2.5 hereinabove to effectively consummate the transaction contemplated herein .

(ii) the Purchaser has handed over to the Seller certified true copy of the board resolutions authorizing the purchase of Shares and nominating its officer director to execute the documents including this Agreement, transfer forms, letters etc., as may be required to effectively consummate the transaction contemplated herein;

4. REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Seller

(a) The Shares are owned, held and registered in the Seller's name, free from all encumbrances and the Seller is entitled to sell and transfer to the Purchaser the entire legal and beneficial ownership of the Shares in accordance with the terms of this Agreement. The Seller has not entered into any agreement or arrangement with any other person for the sale, transfer, disposal or alienation in any manner in respect of the Shares;

(b) the Seller has all necessary power, authority and capacity to enter into this Agreement and to perform their obligations hereunder in accordance with its terms. This Agreement constitutes a valid legal and binding obligation of the Seller enforceable in accordance with the terms hereof. No permits, authorizations or filings are required in connection with the execution, deliver and performance of this Agreement, except as stated in this Agreement;

(c) the Seller shall co-operate with the Purchaser in making and filing all or any applications, if necessary to transfer and register the beneficial ownership of the Sale Shares in favour of the Purchaser.

(d) the Seller irrevocably waives and withdraws all its claims whatsoever due and owed to it by the Company uptill December 31,2006.

4.2 Representations, Warranties and Covenants of the Purchaser

The Purchaser hereby represents and warrants to Seller as at the date of this Agreement in terms set out hereinafter that;

(a) it is a company duly incorporated and validly existing under the laws of India, with full corporate power to carry on its business;

(b) it has full corporate power, capacity and authority to enter into and execute this Agreement to perform any and all of its obligations hereunder, and the execution and delivery of this Agreement has been duly authorized by the board of directors of the Purchaser. This Agreement constitutes legal, valid and binding obligation of the Purchaser enforceable against them in accordance with the terms hereof. The Person executing this Agreement on behalf of the Purchaser is authorized to do so in that behalf.

(c) this Agreement is valid and legally binding upon the Purchaser and enforceable against it in accordance with its terms and neither the execution of this Agreement by the Purchaser nor the performance by it would violate or contravene or constitute a default or require any prior consent or approval of any of the provisions of the memorandum and articles of association of the Purchaser or any deed or agreement to which it is party or by which it is bound;

(d) the Purchaser already having ensured that it is not restricted by any judgement, injunction, order, decree or award from the execution, delivery and performance of this Agreement and all the instruments and agreements required hereunder.

(e) no notice to, filing with, authorization of, exemption by, or consent of, any Person, entity or public or governmental authority is required for the consummation of the transactions envisaged in this Agreement.

(f) the Purchaser has conducted a due diligence including business, technical, financial, accounting and legal in respect of the Company and its business to its complete satisfaction.

5. **MISCELLANEOUS**

(a) This Agreement shall be specifically enforceable at the instance of any Party.

(b) Notices, demands or other communication required or permitted to be given or made under this Agreement shall be in writing and be delivered by registered post acknowledgement due or courier or facsimile, addressed/sent to the intended recipient at its address/ facsimile number set forth below, or to such other address/facsimile number as either Party may from time to time duly notify to the other:

<u>If to Sellers:</u>

Fusion Telecommunications
International Inc.
420, Laxington Avenue, Suite ~~518~~ 1715
New York 10170,
United States of America,
Kind Attn: Mr. [illegible]
Fax: - [illegible]

<u>If to Purchaser:</u>

Karuturi Networks Limited,
204, Embassy Centre,
11, Crescent Road,
Bangalore – 560001,
Karnataka.
Kind Attn: Mr. Sai Ramakrishna Karuturi
Fax: - 91 80 22259762

Any such notice, demand or communication shall unless the contrary is proved, be deemed to have been duly served at the time of delivery in the case of service by delivery in person or by post or courier, and at the time of transmission in the case of service by facsimile.

(c) The purchaser shall bear all costs on account of legal, accounting, professional and advisory fees, commissions, stamp duty and other costs and expenses incurred in connection with this Agreement and in connection with the transaction pursuant to this agreement.

(d) This Agreement shall be governed and interpreted by, and construed in accordance with the substantive laws of India.

(e) (i) Any and all disputes or differences between the Parties arising out of or in connection with this Agreement shall be submitted to the arbitration of a sole arbitrator if the Parties agree to a sole arbitrator and in the event of disagreement to a panel of three arbitrator, one to be appointed by each of the Parties and the third to be appointed by the two arbitrators so appointed by the Parties and such arbitration shall be conducted in accordance with the provisions of the Indian Arbitration and Conciliation Act, 1996. The arbitration shall be held in Delhi.

(ii) The Parties agree and undertake to co-operate to the fullest extent possible in order to conclude the arbitration within the time limit specified in sub-section (iii) below.

(iii) The arbitration shall be concluded within 120 Business Days of the date of reference of the dispute to arbitration.

(iv) The Parties agree that the award of the arbitrator shall be final and binding upon the Parties, and that none of the Parties shall be entitled to commence or maintain any action in a court of law upon any matter in dispute arising from or in relation to this Agreement, except for any interim injunctive / protective relief, and the enforcement of an arbitral award granted pursuant to this Section.

IN WITNESSES WHEREOF, the Parties have entered into and executed this Agreement the day and year first above written, by the hand of then duly authorized representatives.

SIGNED AND DELIVERED by the within named shareholder by the hand of Mr. Philip D. Turits, Treasurer- , authorized signatory,

pursuant to a resolution of its Board dated February 15, 2007 in the presence of Gordon Hutchins, Jr, Executive Vice President

SIGNED AND DELIVERED by the within named Purchaser by the hand of Mr. SAI RAMAKRISHNA KARUTURA authorized signatory, pursuant to a resolution of its Board dated 1st March 2007. in the presence of MR. T MIIKONDA C.FO